Exhibit H(1)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of April, 2007.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select Strategic Bond Fund, MassMutual Select Core Opportunities Fund, MassMutual Select Small Cap Value Equity Fund, MassMutual Select Small Cap Core Equity Fund, MassMutual Select Indexed Equity Fund, MassMutual Select Blue Chip Growth Fund and MassMutual Select Overseas Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to: (i) waive expenses, or (ii) cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses), at the following amounts through March 31, 2008. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Select Strategic Bond Fund
Expense Cap
Class S shares	.70%
Class Y shares	.75%
Class L shares	.75%
Class A shares	1.00%
Class N shares	1.30%

MassMutual Select Core Opportunities Fund
Expense Cap
Class S shares	.90%
Class Y shares	.95%
Class L shares	1.10%
Class A shares	1.35%
Class N shares	1.65%

MassMutual Select Small Cap Value Equity Fund
Expense Cap
Class S shares	.95%
Class Y shares	1.00%
Class L shares	1.15%
Class A shares	1.40%
Class N shares	1.70%

MassMutual Select Small Cap Core Equity Fund
Expense Cap
Class S shares	.95%
Class Y shares	1.00%
Class L shares	1.15%
Class A shares	1.40%
Class N shares	1.70%

MassMutual Select Indexed Equity Fund
Waiver
Class N shares	.20%
Class A shares	.20%
Class L shares	.20%

MassMutual Select Blue Chip Growth Fund
Waiver
Class N shares	.10%
Class A shares	.10%
Class L shares	.10%
Class Y shares	.10%
Class S shares	.10%

MassMutual Select Overseas Fund
Waiver
Class N shares	.10%
Class A shares	.10%
Class L shares	.10%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the
30th day of March, 2007.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/ Nicholas H. Palmerino
Nicholas H. Palmerino, CFO and Treasurer